UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 18, 2000









                       POLYSPHERICS, INC.
     (Exact name of registrant as specified in its charter)







Nevada                000-28509                  Applied For
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

3675 Pecos-McLeod, Suite 1400, Las Vegas, NV 89121
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 866-2500

Registrant's Attorney: Daniel G. Chapman, Esq., 2080 E. Flamingo
Rd., Suite 112, Las Vegas, (702) 650-5660

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

On January 18, 2000, the Board of Directors approved the purchase of the Company by National Sorbents, Inc. (NSIE) for 10,000 shares of NSIE's stock. As a result of the purchase, the Company became a subsidiary of NSIE Immediately prior to the purchase, National Sorbents, Inc. redomiciled in Nevada. At the time of the purchase, NSIE had 7,500,000 shares issued and outstanding.

ITEM 6.   RESIGNATIONS OF REGISTRANTS' DIRECTORS

On  January  18,  2000, the Company accepted the  resignation  of
Bobby  Combs  as  a member of the board and president,  effective
immediately.   Mr.  Daniel B. Jones was  appointed  to  fill  the
vacancy left by Mr. Combs' resignation.

On January 18, 2000, the Company also accepted the resignation of Ms. Bridget Richards as a member of the board and as secretary, effective immediately. Mrs. Leslie E. Jones was appointed to fill the vacancy left by Ms. Richards' resignation.

On January 18, 2000, the Company also accepted the resignation of Douglas Ansell as a member of the board of directors, effective immediately. Dr. Jon Bryk was appointed to fill the vacancy left by Mr. Ansell's resignation.

On January 18, 2000, the Company accepted the resignation of John
Michael  Eckert, the Company's treasurer, effective  immediately.
Mr. Daniel Jones was also elected as President and Treasurer and Mrs. Jones was elected as Secretary.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Polyspherics, Inc.



                           By: /s/ Daniel B. Jones
                              Daniel B. Jones, President



                           Date: January 24, 2000